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EXHIBIT 3

Deloitte	Deloitte & Touche LLP BCE Place 181 Bay Street Suite 1400 Toronto, ON M5J 2V1 Canada Tel: (416) 601-6150 Fax: (416) 601-6151 www.deloitte.ca

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

        We consent to the use of our report dated January 31, 2005, appearing in this Annual Report on Form 40-F of Falconbridge Limited for the year ended December 31, 2004. We also hereby consent to the incorporation by reference in this Registration Statement No. 333-111485 on Form F-9 of our report dated January 31, 2005 of Falconbridge Limited,

(Signed) DELOITTE & TOUCHE LLP
Independent Registered Chartered Accountants

Toronto, Ontario
March 29, 2005

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EXHIBIT 3
  CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS